UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2006

COASTAL BANCSHARES ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-51155	20-1191778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9821 Katy Freeway, Suite 500 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 827-2104

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of Amendment No. 1 to the Proxy Statement related to the Agreement and Plan of Merger, dated as of April 5, 2006, by and among Coastal Bancshares Acquisition Corp., a Delaware corporation (the “Company”) and its wholly-owned subsidiary, Coastal Merger Corp., a Texas corporation, and Intercontinental Bank Shares Corporation, a Texas corporation, the Company, in consultation with its independent registered accounting firm, Hein & Associates LLP (“Hein”), determined that it needed to reclassify certain amounts in its financial statements to report the warrants issued as part of the units in the Company’s initial public offering as a liability. This issue arose as a result of a comment received from the Securities and Exchange Commission in connection with the preparation of the Registration Statement for another targeted acquisition company similar to the Company and Hein based its conclusions upon recent interpretations of the accounting for warrants issued as part of units under Emerging Issues Task Force (“EITF”) No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 00-19”).

Under EITF, the fair value of the warrants issued as part of the Units sold in the Company’s initial public offering should be reported as a liability. The warrant agreement provides for the Company to register the shares underlying the warrants and is silent as to if a penalty is to be incurred in the absence of the Company’s ability to deliver registered shares to the warrant holders upon warrant exercise. Under EITF No. 00-19, registration of the common stock underlying the warrants is not within the Company’s control. As a result, the Company must assume that it could be required to settle the warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. Further, EITF No. 00-19, requires the Company to record the potential settlement obligation at each reporting date using the current estimated fair value of the warrants, with any changes being recorded through its statement of operations. The potential settlement obligation will continue to be reported as a liability until such time as the warrants are exercised, expire, or the Company is otherwise able to modify the registration requirements in the warrant agreement to remove the provisions which require this treatment. The fair value of the warrant liability at February 14 and 18, 2005 (the dates of issuance), March 31, 2005, June 30, 2005, September 30, 2005, and December 31, 2005 was $7,176,000, $8,721,600, $5,299,200, $6,624,000, and $4,747,200, respectively. The fair value of the warrants was determined by the trading value of the securities on the last day of each period. Amounts reported as warrant liability income in the Company’s statements of operations resulting from the change in valuation of the warrant liability was $0 and $2,428,800 for the fiscal years ended December 31, 2004 and 2005, respectively. The Company had previously issued financial statements which did not present the warrant liability. Accordingly, the financial statements contained within the Company’s Form 10-QSB for the period ended March 31, 2006, Form 10-KSB for the fiscal year ended December 31, 2005, Form 10-QSB for the period ended September 30, 2005, Form 10-QSB for the period ended June 30, 2005 and Form 10-QSB for the period ended March 31, 2005 should no longer be relied upon.

After discussions with management and members of the Board of Directors of the Company, the Company has determined to restate its financial statements for such periods. The restated consolidated financial statements will be included in the Company’s Form 10-QSB for the period ended March 31, 2006, and Form 10-KSB for the period ended December 31, 2005. The Company will file amended reports on Form 10-QSB/A and Form 10-KSB/A with respect to the restatement, concurrent with the filing of this Current Report on Form 8-K.

Company management has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm, Hein & Associates, LLP.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL BANCSHARES ACQUISITION CORP.

Date: June 23, 2006	By:
Name: Cary M. Grossman
Title: Chief Executive Officer